Exhibit 23.2


CONSENT OF INDEPENDENT ACCOUNTANTS'

We consent to the incorporation by reference in this Registration Statement on Form S-8 of DataMEG Corp. of our report dated March 25, 2002, on our audits of the consolidated financial statements of DataMEG Corp.and Subsidiaries as of December 31, 2001 and 2000, which report appears in Item 8 on Form 10-KSB. We have not reviewed the financial statements as of September 30, 2002, June 30, 2002 and March 31, 2002 that are incorporated by reference in this Registration Statement on Form S-8.

/s/ Hoffman, Fitzgerald & Snyder, P.C.
    -------------------------------------
    Hoffman, Fitzgerald & Snyder, P.C.
    McLean, Virginia
    December 5, 2002